Exhibit 10.34

Pershing Limited

and

Investment Technology Group Limited

Agreement
relating to the provision of
Back Office Services

3 July, 1998

CONTENTS

Clause
Parties

Recitals

1.	Definitions

2.	Information

3.	Services by PL

4.	Fees

5.	Clearing Agency Bank Account

6.	Maintenance of Records by PL

7.	Liaison

8.	Customers

9.	Duration and Termination

10.	Liability and indemnity

11.	Covenant

12.	Employees

13.	Confidentiality

14.	Construction of Agreement

15.	Force Majeure

16.	Notices

17.	Assignment

18.	Modification

19.	Governing Law

20.	Arbitration

21.	Miscellaneous

Schedule Part I - Included Services
Part II - Schedule of Settlement and Handling Fees

THIS AGREEMENT is made

BETWEEN:-

(1)		PERSHING LIMITED (“PL”) of 3 Harbour Exchange,
London E14 9GD and

INVESTMENT TECHNOLOGY GROUP LIMITED (the “Correspondent”) of 20 Clanwilliam Terrace, Dublin 2, Ireland

WHEREAS

(A)		PL is a member of the Stock Exchange and the SFA able to do business as a provider of “back office” clearing agency facilities for members of the Stock Exchange and The SFA.

(B)

The Correspondent is a member of the Stock Exchange and is regulated by the Central Bank of Ireland and for the purposes of conduct of business in the UK accepts the authority of the SFA under the Investment Services Directive issued by the European Commission.

1.	Definitions

	1.1	In this Agreement (except where the context otherwise requires) the following words and expressions shall have the following meanings respectively:-

		“Business Day”	a day when the Stock Exchange is open for dealings

“the Commencement Date”

		“Customer”	any person by whom the Correspondent is instructed in connection with dealings in securities and other connected matters relevant to this Agreement

		“the Included Services”	shall have the meaning ascribed to that expression by Clause 3.1

		“Relevant Quarter”	A period of three calendar months ending on 31st March, 30th June, 30th September and 31st December in each year during the continuance of this Agreement

“the Rules”

the Rules and Regulations for the time being of the Stock Exchange, the Rules of The SFA, the Rules and Regulations of the Securities and Investments Board, and/or such other rules, regulations or laws of any regulatory body including the Rules of The Central Bank of Ireland or jurisdiction as may have application to the provision of the Included Services and the terms of this Agreement.

		“the Stock Exchange”	The London Stock Exchange

		“SFA”	The Securities & Futures Authority Limited, or any body which succeeds or replaces the same

		“Retail Price Index”	The commonly recognised index number of a series of Prices paid by consumers for the cost to households of the goods they normally buy.

		“Review Date”	means the first anniversary of the Commencement Date and each subsequent anniversary thereof

		“Prior Transaction”	means any transaction the subject of this Agreement and effected by or on behalf of the Correspondent prior to the termination of this Agreement

1.2

The headings in this Agreement are inserted for convenience only and shall be ignored in construing the provisions hereof. References herein to Clauses are to Clauses of this Agreement and, unless the context otherwise requires, in this Agreement the singular shall include the plural and vice versa and words importing the masculine gender shall be deemed to include the neuter and feminine gender and vice versa and the word “person” shall include any body corporate or otherwise.

2.	Information

2.1

Prior to the Commencement Date the Correspondent will provide PL with all such information, co-operation, assistance, basic data and documents as PL shall reasonably request in order to enable PL to be ready to commence the provision of the Included Services on the Commencement Date and such request must be made in a timely manner.

2.2

During the continuance of this Agreement and in consultation with PL, the Correspondent will provide PL with all such information, co-operation, assistance, basic data and documents, including (without limitation) all appropriate details of Customers’ funds and securities received directly by the Correspondent as (in each case) PL shall reasonably request in order to permit PL to discharge the Included Services efficiently, and shall use all reasonable endeavours to ensure that all terminals or other computer hardware situated at the Correspondent’s premises and connected to the PL computer system shall be maintained in a proper working order.

2.3

Such information, data and documents must be compatible with the reasonable requirements of PL’s computerised book-keeping system, and PL shall be entitled to rely on such information and shall not be responsible for the consequences of any failure by the Correspondent to supply such information accurately, and in the required format, unless any such failure is caused by PL’s fraudulent, negligent or wilful acts or omissions. PL may from time to time notify the Correspondent of changes to the requirements of its computerised book-keeping system in order to enable PL to perform more effectively the provision of the Included Services. Any such changes shall take effect after the receipt by the Correspondent of the relevant notification (or such other time as PL and the Correspondent shall agree in writing) from PL, which notification shall be given sufficiently in advance to allow the Correspondent to make such modifications to said information, data, and documents as are necessary to ensure continued compatibility with the requirements of PL’s computerised book-keeping system.

3.	Services by PL

3.1

With effect from the Commencement Date and subject to the terms and conditions of this Agreement, PL will provide, acting solely as agent for the Correspondent, computer and back-office facilities to settle agency and principal accounts with respect to UK equity securities transactions executed by the Correspondent (as well as any other investment transaction agreed to by the parties hereto); and PL shall also provide associated administrative functions related thereto as agreed by the parties, including those services itemised in the Schedule.

3.2

Without prejudice to Clause 4.1.2 and for the avoidance of doubt, unless otherwise expressly agreed in writing, PL shall not be responsible for providing any of the following services or the costs and expenses related thereto (and the Correspondent undertakes to reimburse PL on demand if PL shall properly incur any such costs or expenses in the performance of any of said services at the Correspondent’s request):-

		3.2.1	payment of CREST and CREST network charges;

		3.2.2	payment of charges (if any) by the Stock Exchange for general services (known as Exchange Charges);

		3.2.3	preparation of the Correspondent’s financial statements or any analysis thereof;

3.2.4

preparation and/or issue of cheques or other remittances in payment of the Correspondent’s expenses, other than expenses incurred by PL on behalf of the Correspondent in connection with the provision of the Included Services;

		3.2.5	payment of commissions to the Correspondent’s salesmen or agents;

		3.2.6	verification of address changes to Customers;

		3.2.7	the cost of insurances effected by the Correspondent;

		3.2.8	preparation of the Correspondent’s payroll records and administration of personnel;

		3.2.9	cost of stamp duty;

		3.2.10	other duties, obligations and responsibilities of the Correspondent or the Customer.

3.3

So long as this Agreement has not been terminated and PL is capable of providing the Included Services which for the avoidance of doubt relate only to UK equity securities transactions effected by the Correspondent, the Correspondent shall not accept services similar to any of the Included Services from any other person with respect to securities transactions itemised in the Schedule, except as may be agreed between the parties.

3.4

PL’s services hereunder shall not be exclusive to the Correspondent and it shall be free to provide services similar to the Included Services or such other services as it shall from time to time think fit to any other person and (without prejudice to Clause 13) nothing herein shall be deemed to restrict in any way the right of PL to compete with the Correspondent in any or all aspects of the Correspondent’s business. PL will not use under any circumstances the customer lists of the Correspondent other than as shall be necessary to carry out its business under this Agreement.

3.5

PL shall be entitled from time to time at its discretion to sub-contract to any responsible provider of data processing services or other relevant services the provision to the Correspondent of all or any part of the Included Services. In such case PL shall continue to be responsible to the Correspondent for such sub-contracted services. PL shall correct any failure of such service provided in the same manner and the same time as if the service had been performed (or should have been performed) by PL hereunder. [PL will make best efforts to inform the Correspondent concerning the sub-contracting of any services at the time such sub-contracting occurs].

4.	Fees

	4.1	Subject to Clause 4.4, PL shall be entitled to invoice the Correspondent and the Correspondent shall pay to PL twice a month on PL’s accounting dates:-

		4.1.1	the amount due for fees in respect of the Included Services carried out during such period and fees otherwise incurred during such period, such fees being calculated in accordance with Clause 4.3;

4.1.2

the amount of any of the following items reasonably and properly incurred by PL during such period on behalf of or for the benefit of, or which are otherwise reasonably attributable to, the Correspondent in the provision by PL of the Included Services:-

		4.1.2.1	charges for bank and overseas handling services incurred by PL in connection with the provision of services hereunder;

4.1.2.2

out of pocket costs necessarily incurred by PL and relevant charges attributable to the provision by PL at the request of the Correspondent of computer facilities additional to the provision of the Included Services (such charges to be agreed in between PL and the Correspondent prior to such additional computer facilities being provided);

	4.1.2.3	any charges imposed by the Stock Exchange not invoiced directly to the Correspondent and not arising as a result of PL’s membership of the Stock Exchange

	4.1.2.4	reasonable costs of printing contract notes and statements using the Correspondent’s logostyle or format and any other personalised stationery or any other reasonably associated printing costs

	4.1.2.5	any expenses necessarily borne by PL in discharging reasonable liabilities or obligations attributed to the Correspondent pursuant to Clause 3.2

	4.1.2.6	costs of international telephone calls, telex and facsimile transmissions on behalf of the Correspondent not falling within the Included Services.

	4.1.2 7	Cost of microfiche and other third party fees.

4.1.2.8

the installation, purchase or rental, and the maintenance of any communication devices and/or printer at the premises of the Correspondent or its agents in respect of the Included Services connected to PL’s computer system and any other relevant hardware at said premises in respect of the Included Services,.

	4.1.2.9	the cost of Pricing Service Provider fees attributable to the Correspondent

4.2	The fees and charges payable under the terms of Clauses 4.1.1 and 4.1.2 hereof shall be payable in accordance with our invoice accounting dates.

4.3

The fees payable pursuant to Clause 4.1 shall be fixed according to the scale set out in Part II of the Schedule provided that the fees shall be subject to review and amendment by the parties on each Review Date and remain effective until the next Review Date. For this purpose PL shall give notice of proposed modification to the fee structure.

4.4	All amounts referred to in this Clause 4 shall be deemed to be exclusive of Value Added Tax (if any) chargeable thereon.

4.5

The Correspondent may request PL to carry out additional services not mentioned in the Included Services. Any cost charged by PL to the Correspondent for PL carrying out those services will be mutually agreed between PL and the Correspondent prior to PL providing the additional services.

4.6

In the event that the fees paid or payable by the Correspondent pursuant to Clause 4.2 in respect of each calendar month is less than £6000.00 then the Correspondent shall pay to PL an additional fee equal to the difference between the amount of fees paid or payable as aforesaid and the sum of £6000.00. This fee may be increased at each Review Date. For this purpose PL shall give written notice to the Correspondent, of any increase, prior to the Review Date. For the first six months of the contract this monthly minimum fee will be replaced by a minimum composite charge of £36,000.00 which will be invoiced in arrears.

	4.7	The fees payable under Clause 4.6 in respect of each calendar month shall be paid as per Clause 4.2.

5.	Clearing Agency Bank Account

As soon as practicable after the date thereof, the Correspondent shall open or will have opened bank accounts at such bank or banks as shall be approved by PL, designated in the Correspondent’s name, and shall appoint such personnel of PL as PL shall nominate as authorised signatories to such bank accounts. PL shall in all financial transactions relating to the provision of the included Services use such bank accounts. Subject as hereinafter provided, the Correspondent shall be responsible for ensuring that such bank accounts are sufficiently funded and that these accounts are correctly given trust status if so required under the Rules. PL shall not be liable for any loss or damage suffered by the Correspondent by virtue of any such bank accounts being overdrawn by reason of the provision of the Included Services, except as such overdrafts are caused by any dishonest, fraudulent or criminal acts on the part of PL, its employees, or its agents. PL shall indemnify the Correspondent for any losses, liabilities, damages, costs, and expenses resulting from the dishonest, fraudulent or criminal acts of PL, its employees, or its agents relating to the use of such bank accounts. PL shall keep the Correspondent informed of the balances and overdrafts (if any) of cash bank accounts and shall promptly notify the Correspondent if it becomes aware that any such bank account is, or is likely to become, overdrawn, irrespective of any overdraft facilities available in respect thereof.

6.	Maintenance of Records by PL and Compliance

6.1

PL will provide to the Correspondent all such information as the Correspondent may reasonably require to enable it to maintain records in accordance with the Rules which information will include a full record of all transactions executed or cleared through it under the terms hereof and shall provide the Correspondent with access to such information at all reasonable times and, where required, reasonable extracts from its records. Any added cost incurred by PL associated with these extracts will be paid by the Correspondent subject to prior agreement between PL and the Correspondent.

6.2

Unless required by the Stock Exchange or The SFA to do so, or unless the Correspondent undertakes to pay reasonable charges for PL’s doing so, PL shall not be bound to make any investigation into the facts surrounding any dealings which the Correspondent may have with its Customers or other persons, nor shall PL be under any responsibility for compliance by the Correspondent with any laws or regulations which may be applicable to the Correspondent other than the Rules insofar as they relate to the provision of the Included Services and the records to be created by PL hereunder. In the event said investigation is necessitated by the proven negligent or wilful acts or omissions or fraudulent acts on the part of PL, its employees, or its agents, the Correspondent shall not be responsible for paying for the costs of the investigation.

7.                             Liaison

7.1        Throughout the period of this Agreement, the Correspondent will make available such suitable personnel during normal business hours (including upon the reasonable request of PL, a senior officer of the Correspondent) as shall be reasonably necessary to perform the obligations of the Correspondent under Clause 2 and to monitor and make available information relevant to all documentation prepared by PL for purposes of processing relevant transactions hereunder and dealing with any queries arising therefrom, and shall also make available such other facilities of liaison, co-ordination and co-operation as shall reasonably be necessary to facilitate the efficient carrying out of PL’s obligations hereunder.

7.2        PL shall procure that one or more of its senior officers is available upon reasonable request of the Correspondent for purposes of discussing with the Correspondent any aspect of the day-to-day operation of this Agreement or resolving any queries arising thereunder, and in particular shall provide such suitable personnel (i) during normal business hours and (ii) outside normal business hours in case of urgency, as shall be reasonably necessary to provide the liaison necessary for the Correspondent to perform its obligations under Clause 7.1

7.3        The Correspondent and PL each agree to notify the other of any written complaint received from a customer which relates to any function that the other has undertaken to perform and the parties mutually undertake to investigate such complaint and, if reasonably possible, to amend their respective procedures to avoid the future occurrence of similar complaints.

8.                             Customers

Every customer shall remain the Customer of the Correspondent, and the Correspondent shall be responsible for obtaining and conveying to PL all of the essential facts relevant to every Customer for the purposes of this Agreement, every transaction effected on behalf of a Customer or otherwise relevant for the purposes of this Agreement, and every person holding power-of-attorney on behalf of a Customer and entitled to conduct business relevant to this Agreement in the name of the Customer. Without prejudice to the obligations of PL in the performance of the Included Services, the Correspondent shall also be responsible for the conduct of its business with the Customer and the supervision thereof, including but not limited to, assessing the suitability of a transaction for a Customer when required under the Rules, the authenticity of all orders, signatures and endorsements, the frequency of trading by a Customer and the genuineness of all signatures, certificates and papers, and reviewing the accounts of Customers for, among other things, manipulative practice and insider trading, and compliance with the Rules and such other laws, rules and regulations to which the Correspondent and the Customer are subject and furthermore, the Correspondent undertakes to diligently supervise compliance through the use of a compliance manual or other recognised procedures.

9.                             Duration and Termination

9.1        This Agreement shall continue for one year until terminated (by written notice) as hereinafter provided

9.2        This Agreement may be terminated by PL without cause upon not less than One Hundred and Twenty (120) days written notice to the Correspondent.

9.3        This agreement may be terminated by the Correspondent without cause by not less than One Hundred and Twenty (120) days written notice to PL.

9.4        Either party may terminate this Agreement forthwith by notice in writing to the other:-

9.4.1     in the event that the other shall cease to be a member of the Stock Exchange or regulated by the appropriate regulator for the purpose of this agreement, The SFA, or it PL is suspended or terminated as a CREST(or its successor) user;

9.4.2     in the event that such other party shall have committed a material breach of this Agreement which in the case of a breach capable of remedy shall not have been remedied within ten business days of the breaching party being given notice by the innocent party identifying the breach and requiring its remedy;

9.4.3     in the event that such other party enters into liquidation (other than for the purposes of effecting a financial restructuring or amalgamation) whether compulsorily or voluntarily, or compounds with or convenes a meeting of its creditors or becomes subject to a voluntary arrangement under Part 1 of the Insolvency Act 1986, or has an administrator, a receiver or administrative receiver appointed over all or any part of its assets, or takes or suffers any similar action in consequence of debt, or in the event that a petition is presented for an administrative order in respect of such other party, or such other party ceases for any reason to carry on business.

9.5        Termination of this Agreement however caused shall be without prejudice to any accrued rights, liabilities, or responsibilities of the parties hereto with respect to any Prior Transactions, whether or not claims relating to such Prior Transactions shall have been made before or after such termination

9.6        The Correspondent will pay to PL all reasonable costs incurred by PL on transferring all account, securities and client history to another provider of these services as designated by the Correspondent.

9.7        In the event of the termination of this Agreement for any reason, PL will settle, in accordance with the Rules and otherwise in accordance with the terms of this Agreement, any Prior Transactions, and will otherwise continue to perform its obligations under this Agreement in respect of all and any Prior Transactions as if this Agreement continued in full force and effect in relation to such Prior Transactions. The Correspondent will continue to perform the obligations imposed upon it under the terms of this Agreement in respect of all and any Prior Transactions.

9.8        Subject to Clause 9.7, from notice of termination of this Agreement PL shall at the request of the Correspondent deliver up to the Correspondent in a format reasonably acceptable to the Correspondent all accounts, records, documents, data, customer lists and other information maintained by PL on behalf of the Correspondent pursuant to this Agreement but excluding for avoidance of doubt all computer programs used by PL to process data; and PL shall forthwith provide all necessary or pertinent details to the Correspondent concerning any pending or partly completed transactions, including Prior Transactions.

9.9        Subject to Clause 9.7 and the proviso to this Clause, upon termination of this Agreement, PL shall immediately cease to operate the bank account(s) referred to in Clause 5 and shall forthwith account to the Correspondent for any funds held by it on behalf of the Correspondent or its Customers, whether or not such funds are at that time located in the bank account and notwithstanding any disputed balances; provided that PL shall be entitled to operate the bank account to the extent necessary to satisfy all of the Correspondent’s outstanding settlement obligations.

10.                          Liability and Indemnity

10.1      Subject to Clause 10.2, the Correspondent hereby agrees to indemnify, defend and hold harmless PL from and against all claims, demands, proceedings, suits and actions made or brought against PL and all liabilities, losses, damages, expenses, legal fees and costs suffered by PL and arising out of one or more of the following, except to the extent that such claims, demands, proceedings, suits, actions, liabilities, losses, damages, expenses, legal fees, and costs are due to the dishonest, fraudulent, negligent or criminal acts of PL or its officers, partners, employees and agents:-

10.1.1   all claims or disputes between the Correspondent and its Customers with respect to any matters referred to herein, it being understood that the Correspondent warrants the validity of Customers’ orders in the form that such orders are transmitted to PL by the Correspondent;

10.1.2   failure of the Correspondent or any Customer to make payment when due for securities purchased or to deliver when due for securities sold for the account of the Correspondent or a Customer;

10.1.3   the breach by the Correspondent of any warranty given by it under this Agreement or the failure by it to properly perform its duties, obligations, and responsibilities hereunder;

10.1.4   the failure of any Customer to fulfil his obligations to the Correspondent
(whether or not such failure is in the Correspondent’s control); or

10.1.5   any dishonest, fraudulent, negligent or criminal act or omission on the part of the Correspondent’s officers, partners, employees, agents or Customers.

10.2      Save as hereinafter provided, PL hereby agrees to indemnify, defend, and hold harmless the Correspondent from and against all claims, demands, proceedings, suits and actions made or brought against the Correspondent and any liability, loss, damage, claims, costs, interest, or expenses of whatsoever nature suffered or incurred by the Correspondent arising out of:-

10.2.1   any dishonest, fraudulent, or criminal act on the part of PL, its officers, partners, employees, agents, other Correspondents or any subcontractors; or

10.2.2   any breach by PL of any warranty, covenant or undertaking given by it under this Agreement:-

(a)             PL’s liability to the Correspondent hereunder shall only be to the extent expressly set forth herein and (for the avoidance of doubt) under no circumstances shall PL be responsible for indirect or consequential loss or damage by the Correspondent or any Customer.

11.                          Representations & Warranties

PL hereby represents, warrants, and covenants that it is, and will remain, duly and validly incorporated, validly existing, and in good standing as a limited corporation under the laws of the United Kingdom, with full and proper power and authority to enter into and perform this Agreement. PL further covenants that the officer signing this Agreement on its behalf is properly authorised to execute this Agreement, and that this Agreement constitutes a valid and binding contract between PL and Correspondent enforceable in accordance with its terms.

11.1      PL hereby covenants and undertakes that it will provide the Included Services pursuant to this Agreement in compliance with the Rules and all other applicable laws and regulations.

11.2      PL hereby warrants that it is properly registered under the Data Protection Act 1984 and shall maintain such registration throughout the terms of this Agreement, and that it is thereby authorised to provide all services contemplated by this Agreement and will operate in accordance with the requirements of the Data Protection Act 1984 and within the terms of the registered entries.

12.                          Employees

Without the prior written consent of the other party, neither party will during the period of this Agreement employ or attempt to employ any person who is then employed by the other party. Nor shall either party after the termination of this Agreement employ or attempt to employ, for a period of one year following termination of this Agreement, any person who was employed by the other party at any time during the twelve-month period immediately preceding the termination of this Agreement.

13.                          Confidentiality

13.1      PL and the Correspondent hereby agree that they will not and they will procure, that their employees and agents will not disclose to any person or otherwise use for advantage any of the financial or trading or other confidential information (including customer lists) received or otherwise made known to it regarding the Correspondent, Customers or PL (as the case may be) or either of their operations as a result, directly or indirectly, of this Agreement. Nothing herein contained, however, shall prevent the Correspondent from disclosing to any Customer any financial or trading or other confidential information relating to such Customer’s account or any transaction effected on behalf of such Customer.

13.2      The parties mutually agree not to disclose the terms of this Agreement to any outside parties other than governmental regulatory bodies with appropriate jurisdiction, except that disclosure may be made as required to authorised employees or, professional advisers of such party on a need-to-know basis only. Any other publication or disclosure of the terms of this agreement may be made only with the prior written consent of the other party.

13.3      Except for advertising published in any newspaper, magazine, or similar media, or broadcast over television or radio, PL agrees that neither it nor any Associate nor any affiliate will knowingly solicit business from any Customers who have not heretofore been customers of PL.

14.                          Construction of Agreement

Neither this Agreement nor the performance of the services hereunder shall be considered to create a joint venture or partnership between PL and the Correspondent or between the Correspondent and other persons for whom PL may perform the same or similar service. Neither PL nor the Correspondent will utilise the name of the other in any way without the other’s consent, and under no circumstances shall either party employ the other’s name in such a manner as to create the impression that the relationship created or intended between them is anything other than that of Correspondent and clearing agent.

15.                          Force Majeure

15.1      Save as expressly provided herein, neither party shall be liable to the other for any default where said default is due to (i) the outbreak of war or hostilities or any other international calamity or political crisis, or (ii) earthquake, hurricane, typhoon, flood or other natural disaster, or (iii) the suspension of trading on a securities or investment exchange, or the fixing of minimum or maximum prices for trading on a securities or investment exchange, regulatory ban on the core activities of either party (unless either party has caused that ban) or (iv) a banking moratorium having been declared by appropriate regulatory authorities, and the effect of such event(s) as mentioned above are such that the defaulting party is not in a position to take any reasonable action to cure the default; provided, however, that the party seeking to rely on this provision shall promptly give written notice to the other party containing full particulars of the event(s) which the defaulting party claims has put the due performance of its obligations under this Agreement beyond its control. The provisions of this Clause 15.1 shall no longer be applicable when the event(s) causing the aforementioned default has ceased to have effect upon the performance of this Agreement.

15.2      If any act or matter relied upon by either party for the purpose of Clause 15.1 shall continue for more than ten business days, the other party shall be entitled to terminate this Agreement by not less than thirty days’ notice in writing expiring at the close of business on the last day of a Dealing Period (provided that no such notice may be given after the relevant act or matter relied upon has ceased to have effect on the performance of this Agreement) and upon termination hereunder the provisions of Clauses 9.7 to 9.9 (inclusive) shall apply.

16.                          Notices

16.1      Any notice or invoice required to be given under this Agreement shall be in writing and may be served personally, by registered mail, or by sending the same through the post by first class prepaid post.

16.2      Any such notice or invoice shall be addressed to the registered office of such party or its principal place of business, or such other address as the party shall have given for service of notices or invoices upon it.

16.3      Any such notice or invoice sent by registered mail, messenger or first class prepaid post shall be deemed served on the second business day following its posting.

17.                           Successors Assignments

This Agreement shall be binding upon and inure to the benefit of the respective successors of the parties. Except as otherwise provided herein, neither party may assign any of its rights and obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

18.                          Modification

Any modification, amendment, or alteration of this Agreement shall take effect upon (and only upon) being agreed to in writing by both parties.

19.                          Governing Law

This Agreement shall be governed by and construed in accordance with English Law and for the purposes hereof each of the parties hereto hereby submits to the exclusive jurisdiction of the English Courts.

20.                          Arbitration

Any dispute between the parties hereto which cannot be settled to the mutual satisfaction of the parties will be referred to arbitration in accordance with the Rules of the Stock Exchange.

21.                          Miscellaneous

21.1      The parties shall supply each other with copies of their respective audited financial statements on an annual basis within one month of the same being approved and signed.

21.2      If the Correspondent or any of its directors or employees are the subject of or become the subject of any disciplinary proceeding or action of The SFA or the Stock Exchange, the Correspondent must inform PL of such action or proceeding and must keep PL informed of any disciplinary measures taken against the Correspondent or its directors or employees.

Likewise, if PL, any of its directors, or any of its officers or employees or agents performing services for the Correspondent pursuant to this Agreement are the subject of or become the subject of any disciplinary action of The SFA or the Stock Exchange, PL must inform the Correspondent of such action or proceeding and must keep the Correspondent informed of any disciplinary measures taken against PL or its directors, officers, employees or agents.

21.3      The Correspondent must inform PL if it’s capital falls below the capital requirement as required by the Rules and continue to inform PL of any proceeding with the SFA or The Central Bank of Ireland.

21.4      Each provision and agreement herein or in the Schedules attached hereto shall be treated as separate and independent from any other provision or agreement herein or in the Schedules attached hereto and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

21.5      The parties acknowledge that they are subject to the Rules, and if any conflict should arise between the Rules and the provisions of this Agreement then the Rules shall prevail.

IN WITNESS whereof this Agreement has been entered into the day and year first before written.

For and on behalf of Investment Technology Group Limited

Alasdair Haynes	6th July’ 98
Authorised Signature	Date

For and on behalf of Pershing Limited

Trevor Jones	7th July 1998
Authorised Signature	Date

THE SCHEDULE

PART 1

(included Services)

(i)	the processing of bargains transmitted to PL by the Correspondent;

(ii)

the clearance and settlement of sales or purchases of securities by causing securities delivered to or held by or (where permitted by the Rules) on behalf of PL pursuant to a sale to be delivered to or at the direction of the purchaser thereof against payment of the purchase price and receiving securities purchased from the vendor thereof and, if and to the extent that funds are on hand for a Customer, paying the purchase price of those securities;

(iii)	the holding of cheques, drafts, negotiable instruments and sums collected or received for a Customer for payment subject to the terms of this Agreement;

(iv)	in the case of transactions affected on behalf of a Customer the collection for the Correspondent of fees, commissions and charges as set by the Correspondent and which are payable by the Customer;

(v)

the issue of confirmations and contract notes in the Correspondent’s name in respect of orders for the purchase and sale of securities settled by PL for the Correspondent and the production thereof within one business day of the relevant transaction or (at the Correspondent’s option) the transmission from PL’s premises of relevant information to facilitate the mailing thereof by the Correspondent within one business day of the relevant transaction;

(vi)

the preparation of summary statements of account in the Correspondent’s name in respect of all accounts maintained by PL for the Correspondent and any Customers in respect of each Dealing Period and the mailing or delivery thereof on the next business day following the end of the relevant Dealing Period or (at the Correspondent’s option) the transmission from PL’s computer facilities to a terminal situated at the Correspondent’s premises of relevant information to facilitate the mailing thereof by the Correspondent on the next business day following the end of the Dealing Period;

(vii)

the receipt and delivery of securities (responsibility therefore becoming PL’s at such a time as the securities have been physically received by PL or its agents or representative authorised for this purpose);

(viii)	nominee and safe custody facilities;

(ix)

notification of entitlements in relation to the acceptance, rejection, renunciation splitting or other dealing with offers to purchase, subscribe, exchange, sell, convert or redeem securities and the exercise of rights to vote or any other rights incidental to the ownership of securities and following such notification to act in accordance with the instructions of the Correspondent in respect of such matters;

(x)

on the instructions of the Correspondent, the release and delivery to Customers, at the relevant address contained in PL’s records, of securities in respect of orders to purchase executed or settled by PL;

(xi)	the delivery of returns relating to transactions to The Stock Exchange or any other regulatory body established by or by virtue of statute;

(xii)	the production of the necessary records required to meet the settlement obligations imposed by the Rules;

(xiii)

the maintenance in easily retrievable form or such other form (including machine readable form) as permitted by the Rules of all records required by the Rules and the creation of the records under the Included Services to permit the Correspondent to maintain all required records.

(xiv)	the handling of transactions in all currencies identified by the Correspondent and if agreed between PL and the Correspondent the dealing in forward currency contracts for the Correspondent;

(xv)	the provision to the Correspondent of all necessary information from time to time required by it to make reports required by The Stock Exchange;

(xvi)

the investment of funds belonging to the Correspondent and under the control of PL and not required to meet the obligations of the Correspondent or PL on behalf of the Correspondent (sometimes called “Free Funds’) on a daily basis at the direction of the Correspondent in a security of the Correspondent’s choice or in the alternative, transmission of such funds to an account designated by the Correspondent;

(xvii)

the training of the Correspondent’s personnel (at the Correspondent’s premises or PL’s premises as PL shall deem appropriate) to enable the Correspondent’s personnel to carry out relevant transactions using PL’s computer system and procedures for the conduct of business pursuant to this Agreement such training to be provided at such times and from time to time as shall be necessary having regard to the value of business conducted by PL on behalf of the Correspondent; and

(xviii)	(for the avoidance of doubt) the employment of such staff as shall be reasonably necessary for the purposes of (i) to (xvi) above);

(xix)	prompt notification of any irregularities or failure in performance on the part of PL, any Customer, the Correspondent, any counterparty or other person.